UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 1, 2006
Date of earliest event reported:	August 25, 2006

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26013	84-1334687
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Triangle Parkway, Suite 300 Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(678) 282-1600

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement

As previously reported on a Form 8-K filed with the SEC on August 22, 2006, on August 19, 2006, Auriga Laboratories, Inc., a Delaware corporation (“Auriga”), and Athlon Pharmaceuticals, Inc., a Mississippi corporation (“Athlon”), entered into a License Agreement (the “Original Agreement”) that set forth the terms upon which Auriga would obtain an exclusive worldwide license (the “License”) from Athlon for the LEVALL® Product Line (the “Products”), together with an exclusive license to all of Athlon’s intellectual property related to the Products and certain other tangible and intangible assets related to, or necessary for the continued development and marketing of, the Products. On August 31, 2006, the parties entered into an Amended and Restated License Agreement, which was effective as of August 19, 2006 and which superseded the Original Agreement (the “Amended Agreement”). The Products consist of various pharmaceutical products developed by Athlon that provide relief from coughing, congestion and rhinitis associated with respiratory infections such as the common cold, influenza, bronchitis and sinusitis. The License will permit Auriga to make, have made, sell, offer to sell, have sold, market, promote, distribute, import and otherwise transfer the Products on a worldwide basis.

The closing of the transactions contemplated by the Amended Agreement took place on August 31, 2006. The purchase price paid by Auriga for the Products consisted of the following:

(a)	$1,5000,000 paid at the closing;
(b)	2,500,000 shares of restricted Auriga common stock delivered to Athlon at the closing (the “2,500,000 Shares”);
(c)	50% of net sales of Products up to $10,000,000 commencing 45 days after the closing date through the end of the first year following the closing date;
(d)	20% of net sales of Products in excess of $10,000,000 commencing 45 days after the closing date through the end of the first year following the closing date;
(e)	35% of net sales of Products for the second year following the closing date;
(f)	25% of net sales of Products for the third year following the closing date;
(g)
8% of net sales of Products for each year following the third year after the closing date until such time as the amounts paid by Auriga (including the 2,500,000 shares of common stock described above) total $20,000,000 (the “Royalty Payment Ceiling”); and

(h)	1% of net sales of Products for each year after such time as the foregoing cash amounts paid by Auriga meet the Royal Payment Ceiling.

For purposes of calculating the value of the 2,500,000 Shares in (g) above, the parties have agreed that the per share price shall equal the closing bid price of Auriga’s common stock on the earlier of (i) the earliest date after a registration statement covering the resale of such shares is declared effective by the SEC and the twenty (20) day average daily trading volume of Auriga’s common stock is equal to or greater than 15,000 shares per day, or (ii) the earliest date on which the 2,500,000 Shares can be sold under Rule 144(k) and the twenty (20) day average daily trading volume of Auriga’s common stock is equal to or greater than 15,000 shares per day.

The cash purchase price payable by Auriga, other than the initial $1,500,000 payment described above, (i) is subject to reduction on the terms described in the Amended Agreement in the event that a proceeding commenced by the U.S. Food and Drug Administration against any Product impairs net sales and (ii) is subject to a 50% reduction, without a reduction of the Royalty Payment Ceiling, in the event that the 30-day average closing price of Auriga’s common stock following the registration with the SEC of the 2,500,000 Shares is equal to or greater than $5.00 per share and the 30-day average daily trading volume of Auriga’s common stock is equal to or greater than 75,000.

Pursuant to the Agreement, Auriga agreed that, within 120 days after the closing date, it will file a Form SB-2 registration statement with the SEC that will include the 2,500,000 Shares.

A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein.

Issuance of Note

On August 29, 2006, Auriga issued to Levall Finance Corp. LLC (“Lender”) a Senior Secured Promissory Note (the “Note”) in the principal amount of $1.5 million. The Note is due and payable in full on the earlier to occur of (i) the closing by Auriga of an equity or debt financing, the net proceeds of which equal or exceed $1.5 million or (ii) August 28, 2007. The Note bears interest at the rate of 5.13% per annum payable in full at maturity. The Note also requires the Company to make quarterly payments to the Lender equal to 6% of the gross sales by Auriga (less customary deductions) of the Products described above under “License Agreement.”

The Note is secured by a first-priority security interest in all of Auriga’s assets, and is senior in right of payment to any and all of Auriga’s other indebtedness. Auriga can prepay all or any portion of the Note at any time without premium or penalty.

As additional consideration, Auriga issued to Lender a five-year warrant to acquire up to 1.5 million shares of Auriga common stock at an exercise price of $1.92. The warrant provides Lender with “piggyback” registration rights with respect to shares of common stock acquired upon exercise of the warrant.

As a condition to the foregoing transaction, Auriga and its chief executive officer, Philip Pesin, were required to enter into a subordination agreement with Lender pursuant to which Mr. Pesin agreed that all amounts owed to him by Auriga would be subordinated to amounts owed to Lender.

Auriga used the proceeds of the Note and warrant to fund the initial portion of the purchase price for the License described above.

Sorrento Financial Partners, LLC, an entity owned by Auriga’s chief executive officer, Philip Pesin, is the managing member of Lender. Mr. Pesin contributed $125,000 to the Lender in exchange for his ownership interest in Lender. The remaining contributions to Lender were made by individuals who are not affiliates of Auriga.

Changes in Director and Officer Compensation

On August 19, 2006, Auriga’s Board of Directors approved the Auriga 2006 Equity Incentive Plan (the “Plan”) which provides for the issuance of up to 1.5 million shares of Auriga common stock to employees, officers, directors and consultants of Auriga. On August 25, 2006, the following issuances of shares of Auriga common stock were made under the Plan to Auriga’s officers and directors, in each case as compensation for services rendered:

Philip S. Pesin (Chief Executive Officer and Chairman of the Board)-200,000 shares
Andrew Shales-(Chief Operating Officer and Secretary)-100,000 shares
Brian Alleman (Director)-100,000
Dayne Wagoner (Director)-100,000 shares

The resale of the foregoing shares is covered by a registration statement on Form S-8 filed by Auriga with the SEC on August 25, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 under “Issuance of Note” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Auriga’s issuance to Athlon of the 2,500,000 Shares and its issuance to Lender of the warrant were exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Amended and Restated License Agreement dated as of August 19, 2006, between Auriga Laboratories, Inc. and Athlon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.

September 1, 2006	By:	/s/ Philip S. Pesin
Name: Philip S. Pesin
Title: Chief Executive Officer